Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      The following pro forma consolidated financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of The Lubrizol Corporation (“Lubrizol”) and Noveon International, Inc. (“Noveon International”) for the six-month periods ended June 30, 2004 and 2003, and the year ended December 31, 2003. The unaudited pro forma consolidated statements of income give effect to the June 3, 2004 acquisition of Noveon International by Lubrizol and long-term financing thereof as if they had occurred on January 1, 2003. The long-term financing is expected to replace the temporary bridge facility used to finance initially the acquisition, which is only expected to be outstanding approximately four months. Accordingly, the costs of the long-term financing, rather than the temporary bridge facility, are reflected in the accompanying pro forma consolidated financial information.

      Assumptions underlying the pro forma adjustments necessary to present fairly this pro forma information are described in the accompanying notes, which should be read in conjunction with this pro forma consolidated financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable. The pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the transactions occurred on the respective dates indicated and do not purport to indicate results of operations as of any future date or for any future period. Lubrizol cannot assure you that the assumptions used in the preparation of the pro forma consolidated financial information will prove to be correct.

      The acquisition of Noveon International by Lubrizol on June 3, 2004 was accounted for as a purchase in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” with intangible assets recorded in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” and the operations of the acquired business have been included in Lubrizol’s historical financial statements from the effective date of the acquisition. The purchase price consideration of $920.2 million in cash plus transaction costs of $10.5 million less certain seller expenses of $32.9 million was financed principally by borrowings under a temporary bridge facility. Lubrizol also assumed approximately $1,103.1 million of Noveon International’s existing long-term indebtedness in conjunction with the acquisition and acquired $103.0 million of cash. The total cost of the acquisition has been allocated to the assets acquired and liabilities assumed on a preliminary basis based on their respective fair values as of the date of the acquisition. The excess of the purchase price over the preliminary fair values of the net assets acquired has been allocated to goodwill. The allocation of the purchase price will be subject to adjustment until it is finalized, which is expected to occur no later than the second quarter of 2005. Accordingly, the final purchase price allocation and the resulting effect on income from operations may differ from the pro forma amounts reported herein. In addition, in accordance with the provisions of SFAS No. 142, no amortization of indefinite-lived intangible assets or goodwill is recorded.

      The unaudited pro forma consolidated statements of income do not include the cumulative effect of the change in accounting resulting from Noveon International’s adoption, in 2003, of SFAS No. 143, “Accounting for Asset Retirement Obligations,” but include the costs of the long-term financing, rather than the temporary bridge facility, for the acquisition from the closing through the date the temporary bridge facility is replaced with long-term financing. In addition, the unaudited pro forma consolidated statements of income do not include any cost reduction opportunities expected to result from commercial and technical synergies between Lubrizol and Noveon International.

The Lubrizol Corporation

Unaudited Pro Forma Consolidated Statement of Income

Six-Month Period Ended June 30, 2004
(Dollars in Millions, Except Per Share Data)

		Noveon	Noveon	Pro Forma
	Lubrizol	International	International	Transaction		Lubrizol
	Historical(1)	Historical(2)	Reclassifications(3)	Adjustments(4)		Pro Forma(5)

Total revenues	$1,300.2	$540.2	$(2.6)	$–		$1,837.8
Cost of sales	955.8	377.2	7.2	(4.9	)(a)	1,335.5
			0.2
Selling and administrative expenses	122.0	73.9	(2.6)	(1.7	)(b)	184.1
			(7.2)
			(0.3)
Research, testing and development expenses	86.3	20.7	–	–		107.0
Amortization of intangible assets	6.4	6.2	–	5.7	(c)	18.3
Write-off of acquired in-process research and development	35.0	–	–	(35.0	)(e)	–
Merger charges	–	73.4	–	(73.4	)(f)	–
Restructuring and severance charges	8.0	3.3	–	–		11.3

Total costs and expenses	1,213.5	554.7	(2.7)	(109.3)		1,656.2
Other income (expense) — net	2.4	0.5	0.2	–		2.8
			(0.3)
Interest income	1.9	0.6	–	–		2.5
Interest expense	(24.3)	(39.3)	–	5.3	(g)	(58.3)

Income (loss) before income taxes	66.7	(52.7)	–	114.6		128.6
Provision for income taxes	25.2	4.9	–	18.1	(h)	48.2

Net income (loss)	$41.5	$(57.6)	$–	$96.5		$80.4

Earnings per common share:
Basic	$0.80					$1.24
Diluted	$0.80					$1.24
Average shares outstanding:
Basic	51,829,522			13,000,000	(i)	64,829,522
Diluted	52,080,577			13,000,000	(i)	65,080,577

The Lubrizol Corporation

Unaudited Pro Forma Consolidated Statement of Income

Year Ended December 31, 2003
(Dollars in Millions, Except Per Share Data)

		Noveon	Noveon	Pro Forma
	Lubrizol	International	International	Transaction		Lubrizol
	Historical(1)	Historical(2)	Reclassifications(3)	Adjustments(4)		Pro Forma(5)

Total revenues	$2,052.1	$1,135.9	$(5.8)	$–		$3,182.2
Cost of sales	1,507.8	809.4	16.3	9.8	(a)	2,343.3
Selling and administrative expenses	202.9	160.0	(5.8)	(4.0	)(b)	338.1
			(16.3)
			1.4
			0.1
			(0.2)
Research, testing and development expenses	166.9	44.8	–	–		211.7
Amortization of intangible assets	–	14.7	(0.1)	14.1	(c)	33.6
				4.9	(d)
Write-off of acquired in-process research and development	–	–	–	35.0	(e)	35.0
Restructuring and severance charges	22.5	13.2	–	–		35.7

Total costs and expenses	1,900.1	1,042.1	(4.6)	59.8		2,997.4
Other income (expense) – net	(1.6)	(1.1)	1.4	4.9	(d)	3.4
			(0.2)
Interest income	3.8	1.3	–	–		5.1
Interest expense	(25.1)	(92.2)	–	2.6	(g)	(114.7)

Income before income taxes and cumulative effect of change in accounting principle	129.1	1.8	–	(52.3)		78.6
Provision for income taxes	38.3	9.2	–	(22.7	)(h)	24.8

Income (loss) before cumulative effect of change in accounting principle	$90.8	$(7.4)	$–	$(29.6)		$53.8

Earnings per common share before cumulative effect of change in accounting principle:
Basic	$1.76					$0.83
Diluted	$1.75					$0.83
Average shares outstanding:
Basic	51,702,394			13,000,000	(i)	64,702,394
Diluted	51,884,385			13,000,000	(i)	64,884,385

The Lubrizol Corporation

Unaudited Pro Forma Consolidated Statement of Income

Six-Month Period Ended June 30, 2003
(Dollars in Millions, Except Per Share Data)

		Noveon	Noveon	Pro Forma
	Lubrizol	International	International	Transaction		Lubrizol
	Historical(1)	Historical(2)	Reclassifications(3)	Adjustments(4)		Pro Forma(5)

Total revenues	$1,022.9	$576.2	$(2.7)	$–		$1,596.4
Cost of sales	740.9	408.7	8.4	9.8	(a)	1,167.8
Selling and administrative expenses	101.0	79.3	(2.7)	(2.0	)(b)	167.4
			(8.4)
			(0.2)
			0.4
Research, testing and development expenses	82.2	21.5	–	–		103.7
Amortization of intangible assets	2.3	7.3	–	7.1	(c)	16.7
Write-off of acquired in-process research and development	–	–	–	35.0	(e)	35.0
Restructuring and severance charges	7.0	3.0	–	–		10.0

Total costs and expenses	933.4	519.8	(2.5)	49.9		1,500.6
Other income (expense) – net	2.0	(0.2)	(0.2)	–		2.0
			0.4
Interest income	2.1	0.6	–	–		2.7
Interest expense	(12.1)	(46.6)	–	1.9	(g)	(56.8)

Income before income taxes and cumulative effect of change in accounting principle	81.5	10.2	–	(48.0)		43.7
Provision for income taxes	26.1	3.3	–	(15.6	)(h)	13.8

Income before cumulative effect of change in accounting principle	$55.4	$6.9	$–	$(32.4)		$29.9

Earnings per common share before cumulative effect of change in accounting principle:
Basic	$1.07					$0.46
Diluted	$1.07					$0.46
Average shares outstanding:
Basic	51,661,725			13,000,000	(i)	64,661,725
Diluted	51,796,138			13,000,000	(i)	64,796,138

The Lubrizol Corporation

Notes to Unaudited Pro Forma Consolidated Statements of Income

(1)	The amounts in this column represent the reported results for Lubrizol for the applicable period.

(2)	The amounts in this column for 2004 represent the historical results of Noveon International through the acquisition date of June 3, 2004. The historical results for the year ended December 31, 2003 and the six months ended June 30, 2003 do not include the cumulative effect of Noveon International’s change in the method used to account for asset retirement obligations in 2003 pursuant to its implementation of SFAS No. 143. Results for Noveon International after the acquisition date are included in the Lubrizol Historical column.

(3)	The reclassifications in this column reflect the income statement reclassifications necessary to conform the historical Noveon International amounts to the Lubrizol income statement classification presentation. Reclassifications include the inclusion of sales commissions as a reduction of revenues rather than as selling and administrative expenses; the inclusion of distribution expenses as cost of sales rather than selling and administrative expenses; and several other smaller reclassifications.

(4)	The amounts in this column represent the adjustments necessary to give pro forma effect to the acquisition of Noveon International and long-term financing thereof. Adjustments (a), (b), (c) and (e) are based on a preliminary allocation of the purchase price, which is expected to be finalized within one year of the acquisition date.

(a)	This adjustment represents the inventory purchase accounting adjustment that is being charged to cost of sales as the inventory on hand when the Noveon International acquisition was consummated is sold. The adjustment for the period ended June 30, 2004 reflects the reversal of the inventory purchase accounting adjustment recorded in the historical financial statements to reflect the pro forma assumption as if the Noveon International acquisition occurred on January 1, 2003.

(b)	Represents the amount of management fees charged to Noveon International by related parties that ceased as a result of the acquisition.

(c)	This adjustment represents the change in amortization expense resulting from the amortization of the additional intangible assets recorded in connection with the acquisition using the straight-line method based on the following (in millions):

			Estimated Additional Amortization Expense

			Six-Month		Six-Month
	Estimated	Estimated	Period Ended	Year Ended	Period Ended
Amortizable Intangibles	Useful Life	Fair Value	June 30, 2004	December 31, 2003	June 30, 2003

Distributors and customers	20 years	$230.0	$5.8	$11.5	$5.8
Technology	13 years	140.0	5.4	10.8	5.4
Trademarks and tradenames	15 years	85.0	2.8	5.7	2.8
Non-compete agreements	3 years	2.5	0.4	0.8	0.4

			14.4	28.8	14.4
Historical amortization recorded			8.7	14.7	7.3

Net adjustment			$5.7	$14.1	$7.1

(d)	Represents reclassification of Lubrizol’s historical amortization expense recognized on intangible assets to conform to the income statement classification used subsequent to the acquisition.

The Lubrizol Corporation

Notes to Unaudited Pro Forma Consolidated Statements of Income — (Continued)

(e)	This adjustment represents the one-time, non-cash charge pertaining to acquired in-process research and development (“IPR&D”) projects of Noveon International that was recognized immediately following the acquisition. These acquired projects have no alternative future use and had not reached technological feasibility at the date of the acquisition. Accordingly, the portion of the purchase price preliminarily allocated to the IPR&D projects was expensed as research and development costs immediately after the acquisition in accordance with generally accepted accounting principles. The adjustment for the period ended June 30, 2004 reflects the reversal of the IPR&D write-off recorded in the historical financial statements to reflect the pro forma assumption as if the Noveon International acquisition occurred on January 1, 2003.

(f)	This adjustment eliminates certain one-time, nonrecurring costs and charges directly related to the acquisition that were incurred by Noveon International, primarily consisting of compensation costs for stock options that were cancelled in conjunction with the acquisition, management bonuses, the write-off of deferred financing costs and professional, advisory and financing fees.

(g)	The adjustment to interest expense reflects the following (in millions):

	Six-Month		Six-Month
	Period Ended	Year Ended	Period Ended
	June 30, 2004	December 31, 2003	June 30, 2003

Interest expense on Noveon International indebtedness retired in connection with the acquisition or to be retired upon receipt of long-term financing	$(42.6)	$(92.2)	$(46.6)
Interest expense on temporary bridge facility to be repaid upon receipt of the long-term financing	(6.5)	—	—
Estimated interest expense on new term loan facility to be obtained (at 3.25%)	7.9	17.7	8.8
Estimated interest expense on the new debt securities to be issued:
$400.0 million of 5-year securities (at 4.67%)	9.3	18.6	9.3
$400.0 million of 10-year securities (at 6.84%)	13.7	27.4	13.7
$300.0 million of 30-year securities (at 7.62%)	11.4	22.9	11.4
Amortization of estimated debt issuance costs on the new debt:
Revolving credit facilities	—	0.1	—
Term loan facility	0.4	0.8	0.4
Debt securities	0.7	1.3	0.7
Additional commitment fees on new revolving credit and term loan facilities expected to be obtained(1)	0.4	0.8	0.4

Total adjustment	$(5.3)	$(2.6)	$(1.9)

(1)	Reflects commitment fees of 0.20% on the estimated $500.0 million of average undrawn balance under the revolving credit facility less the commitment fees included in the historical results of operations.

The Lubrizol Corporation

Notes to Unaudited Pro Forma Consolidated Statements of Income — (Continued)

A 0.25% increase or decrease in the weighted average interest rate applicable to Lubrizol’s indebtedness outstanding under the anticipated new term loan facility and the debt securities would change the pro forma interest expense by $2.1 million, $4.2 million and $2.1 million for the six-month period ended June 30, 2004, year ended December 31, 2003 and the six-month period ended June 30, 2003, respectively.

(h)	This adjustment represents the tax effect of pro forma adjustments to income before income taxes and is based on the estimated applicable statutory tax rates. The adjustment also includes the effects of the estimated reduction in Lubrizol’s historical U.S. tax benefits associated with extraterritorial income and foreign tax credits resulting from the acquisition of Noveon International. Furthermore, the adjustment includes the elimination of the charge/credit included in Noveon International’s historical provision for income taxes resulting from the change in Noveon International’s deferred tax asset valuation allowance pertaining to its domestic, federal income taxes that was reversed in connection with the acquisition, reflecting the fact that Noveon International’s inclusion within the Lubrizol U.S. consolidated group for income tax purposes subsequent to the acquisition will result in deferred tax assets being realized to offset the taxable income of the consolidated group.

(i)	The number of pro forma shares is based on the common shares to be issued pursuant to the equity offering.

(5)	The amounts in this column represent the pro forma results for Lubrizol after giving effect to the acquisition of Noveon International and the long-term financing thereof as if the transactions had been consummated on January 1, 2003, the first day of Lubrizol’s most recently completed fiscal year.